                NAVISTAR FINANCIAL CORPORATION
                       AND SUBSIDIARIES

                                                     Exhibit 24
                       POWER OF ATTORNEY

    Each person whose signature appears below does hereby make, constitute and appoint John J. Bongiorno, Phyllis E. Cochran and William W. Jones and each of them acting individually, true and lawful attorneys-in-fact and agents with power to act with-out the other and with full power of substitution, to execute deliver and file, for and on such person's behalf, and in such person's name and capacity or capacities as stated below, any amendment, exhibit or supplement to the Form 10-K Report making such changes in the report as such attorney-in-fact deems appropriate.


                          SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

   Signature           Title                              Date
/s/JOHN J. BONGIORNO   President and Chief Executive   January 26, 1996
   John J. Bongiorno   Officer; Director
                       (Principal Executive Officer)

/s/R. WAYNE CAIN       Vice President and Treasurer;   January 26, 1996
   R. Wayne Cain       Director
                       (Principal Financial Officer)

/s/PHYLLIS E. COCHRAN  Vice President and Controller;  January 26, 1996
   Phyllis E. Cochran  Director
                       (Principal Accounting Officer)

/s/JORDAN H. FEIGER    Vice President, Operations;     January 26, 1996
   Jordan H. Feiger    Director

/s/JOHN R. HORNE              Director                 January 26, 1996
   John R. Horne

/s/THOMAS M. HOUGH            Director                 January 26, 1996
   Thomas M. Hough

                NAVISTAR FINANCIAL CORPORATION
                       AND SUBSIDIARIES

                    SIGNATURES (Continued)

Signature                     Title                        Date

/s/ROBERT C. LANNERT          Director                January 26, 1996
   Robert C. Lannert


/s/ROBERT I. MORRISON         Director                January 26, 1996
   Robert I. Morrison


/s/THOMAS D. SILVER           Director                January 26, 1996
   Thomas D. Silver